Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT
We consent to the incorporation by reference in Registration Statement No. 333-43613 of C3, Inc. on Form S-8 of our report dated February 22, 2001, appearing in the Annual Report on Form 10-K of Charles & Colvard, Ltd. (formerly C3, Inc.) for the year ended December 31, 2000.


/s/ DELOITTE & TOUCHE LLP
Raleigh, North Carolina
February 26, 2001